Exhibit 32.2

Certification of Chief Financial Officer of

Cigna Corporation pursuant to 18 U.S.C. Section 1350

I certify that, to the best of my knowledge and belief, the Annual Report on Form 10-K of Cigna Corporation for the fiscal period ending December 31, 2019 (the “Report”):

(1)       complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)       the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Cigna Corporation.

Eric P. Palmer
Eric P. Palmer
Chief Financial Officer
February 27, 2020